Exhibit 23
Consent of Independent Registered Certified Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 333-113528 and 333-114680 on Form S-8 of Spectrum Sciences & Software Holdings Corp. of our report dated March 10, 2006, relating to our audits of the consolidated financial statements, which appear in this Annual Report of Form 10-K of Spectrum Sciences & Software Holdings Corp. for the year ended December 31, 2005.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.
/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
Orlando, Florida
March 27, 2006